Exhibit 99.1
Bottomline Technologies Reports Fourth Quarter Results

Record Subscription Bookings and Strong Results Highlight Fourth Quarter

PORTSMOUTH, N.H. – August 6, 2020 – Bottomline Technologies (Nasdaq: EPAY), a leading provider of financial technology that makes complex business payments simple, smart and secure, today reported financial results for the fourth quarter and fiscal year ended June 30, 2020.
Subscription revenue was $87.7 million for the fourth quarter, up 11%, or 12% on a constant currency basis, as compared to the fourth quarter of last year. Subscription revenue was 79% of total revenues, up 6 percentage points from 73% a year prior.
Total revenues for the fourth quarter were $110.6 million. GAAP net loss for the fourth quarter was $3.0 million. GAAP net loss per share was $0.07 in the fourth quarter.
Adjusted EBITDA for the fourth quarter was $23.4 million, which was 21% of overall revenue. Core earnings per share was $0.26 for the fourth quarter. Adjusted EBITDA and core earnings per share are calculated as discussed in the “Non-GAAP Financial Measures” section that follows.
“We saw strong demand for our digital payment solutions which resulted in record subscription bookings in the fourth quarter and for the fiscal year” said Rob Eberle, CEO. “We also had a record number of new Paymode-X customers in the quarter which evidences our strong competitive position, the value of our network-based business payment solution and the execution of our bank channel partners and direct sales team. We produced strong results for the quarter, despite a decrease in our transaction-based revenues. We enter fiscal 2021 confident in our strategic plan and our ability to execute against that plan. Our focus on market leadership and subscription revenue growth positions us to drive sustained shareholder value for years to come.”
Fiscal 2020 Financial Highlights:

•Subscription revenues for the year were $339.4 million, up 15%, or 16% on a constant currency basis from prior year.
•Revenues overall for the year were $442.2 million, up 5%, or 6% on a constant currency basis from prior year.
•GAAP net loss for the year was $9.2 million or $0.22 per share. Core earnings per share for the year was $1.17.
•Adjusted EBITDA for the year was $95.0 million.

Fourth Quarter Customer Highlights

•37 organizations selected Paymode-X to automate their AP processes, with clients spanning a wide variety of industries such as healthcare, higher education, property management and public administration.

•6 banks selected Bottomline’s banking solutions platforms to help them compete and grow their corporate and business banking franchises through our intelligent engagement solutions.

•5 new customers, including Brethren Mutual, chose Bottomline's legal spend management solutions to automate, manage and control their legal spend. 9 other customers expanded their Bottomline relationships.

•Bottomline’s cloud-based payments solution PTX, reached a new milestone by onboarding its 10,000th customer in 5 years since launch. PTX customers enjoy the benefits of a simple, smart, and secure platform which facilitates both payments and collections, while providing leading fraud protection and preparation for Open Banking.

•Metro Bank announced the enablement of Direct Debit origination for business customers through a new partnership with Bottomline.

Fourth Quarter Strategic Corporate Highlights

•Aite recognized Bottomline as the Best-in-Class cash management technology leader in its recent report on leading providers. Digital Banking IQ led all providers in three of four categories covered – vendor stability, client strength and product features, and sharing leadership in a fourth category, client service, with one other provider.

•Bottomline purchased a receivables management technology from a major financial institution and launched an initiative to leverage the purchased software platform, as well as its existing receivables capabilities inherent in its Paymode-X, Digital Banking and PTX product sets, as the foundation to develop and market a full-suite receivables management platform.

•Citizens Financial Group was named a 2020 Model Bank Award winner for Commercial Banking Transformation by Celent, a global financial service research and advisory firm. The award featured Bottomline as a core technology behind Citizen’s accessOPTIMA cloud-based cash management offering.

•The Bottomline 2020 Business Payments Barometer launched in June to share survey findings from 800 financial decision makers in Great Britain. Key findings from this year’s report: accelerating digitization is crucial for businesses navigating challenges posed during the COVID-19 pandemic; just 59% of businesses feel prepared for Open Banking, down 8% from 2019; and only 1 in 10 small businesses report recovering more than 50% of fraud-related losses.

•Launched Paymode-X B2C Disbursements, which provides a light and flexible way for Paymode-X AP Automation customers to automate payments to their out of network consumer payees and business suppliers in a single, secure solution.

•Bottomline was recognized by Ardent Partners, as a Key Solution Provider in 2020 for its Paymode-X AP Automation solution. The award recognizes key providers in the space for their innovative solutions and the impact they have had on customer results as well as their progressive and visionary plans and roadmap.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Core net income, core earnings per share, constant currency information, adjusted EBITDA and adjusted EBITDA as a percent of revenue are all non-GAAP financial measures.
Core net income and core earnings per share exclude certain items, specifically amortization of acquisition related intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, amortization of debt issuance costs, global enterprise resource planning (ERP) system implementation and other costs and other non-core or nonrecurring benefits or expenses that may arise from time to time.
Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services and integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation and other costs relate to direct and incremental costs incurred in connection with our multi-phase implementation of a new, global ERP solution and the related technology infrastructure and costs related to our implementation of the new revenue recognition standard under US GAAP.
Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.
Adjusted EBITDA and adjusted EBITDA as a percent of revenue represent our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization and other charges as noted in the reconciliation that follows.
Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. The same non-GAAP information is used for corporate planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. This non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net (loss) income for the three and twelve months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
GAAP net (loss) income	$(3,003)	$3,557	$(9,229)	$9,432
Amortization of acquisition-related intangible assets	5,086	5,527	20,370	21,336
Stock-based compensation plan expense	10,746	9,789	42,044	41,695
Acquisition and integration-related expenses	1,007	1,682	5,647	4,648
Restructuring expense (benefit)	713	(82)	1,652	1,881
Minimum pension liability adjustments	1,110	512	1,250	264
Amortization of debt issuance costs	104	103	414	414
Global ERP system implementation and other costs	—	285	485	3,395
Other non-core (benefit) expense	(471)	550	(481)	550
Gain on sale of investment	—	(7,362)	—	(7,599)
Tax effects on non-GAAP income	(4,192)	(187)	(13,069)	(19,848)

Core net income	$11,100	$14,374	$49,083	$56,168

Reconciliation of Diluted Core Earnings per Share
A reconciliation of our diluted core earnings per share to our GAAP diluted net (loss) income per share for the three and twelve months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019

GAAP diluted net (loss) income per share	$(0.07)	$0.09	$(0.22)	$0.23

Plus:
Amortization of acquisition-related intangible assets	0.12	0.13	0.48	0.51
Stock-based compensation plan expense	0.25	0.23	1.00	1.00
Acquisition and integration-related expenses	0.02	0.04	0.14	0.11
Restructuring expense	0.02	—	0.04	0.05
Global ERP system implementation and other costs	—	0.01	0.01	0.08
Other non-core (benefit) expense	(0.01)	0.01	(0.01)	0.01
Minimum pension liability adjustments	0.03	0.01	0.03	0.01
Gain on sale of investment	—	(0.17)	—	(0.18)
Amortization of debt issuance costs	—	—	0.01	0.01
Tax effects on non-GAAP income	(0.10)	(0.01)	(0.31)	(0.48)

Diluted core earnings per share	$0.26	$0.34	$1.17	$1.35

Non-GAAP Financial Measures (Continued)

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing basic and diluted net (loss) income per share for the three and twelve months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
Numerator:

Core net income	$11,100	$14,374	$49,083	$56,168

Denominator:

Weighted average shares used in computing basic net (loss) income per share for GAAP	42,078	41,214	41,770	40,612

Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	287	599	335	1,079

Weighted average shares used in computing diluted core earnings per share	42,365	41,813	42,105	41,691
(1)  These securities are dilutive on a GAAP basis in periods where we report GAAP net income. These securities are anti-dilutive on a GAAP basis in periods where we report GAAP net loss.

Constant Currency Reconciliation
The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended June 30,		% Increase
	2020	2019	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscription Revenues	$87,728	$79,075	11%	1%	12%

	Twelve Months Ended June 30,		% Increase
	2020	2019	GAAP Growth Rate	Impact from Currency	Constant Currency Growth Rates (1)
	(in thousands)
Subscription Revenues	$339,410	$295,633	15%	1%	16%

Total Revenues	442,221	421,962	5%	1%	6%
(1)  Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA
A reconciliation of our adjusted EBITDA to GAAP net (loss) income for the three and twelve months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019

GAAP net (loss) income	$(3,003)	$3,557	$(9,229)	$9,432

Adjustments:
Other expense (income) and pension adjustments	1,981	(6,002)	5,025	(3,153)
Income tax (benefit) provision	(454)	3,566	1,828	(2,538)
Depreciation and amortization	7,425	6,144	27,232	22,911
Amortization of acquisition-related intangible assets	5,086	5,527	20,370	21,336
Stock-based compensation plan expense	10,746	9,789	42,044	41,695
Acquisition and integration-related expenses	1,007	1,682	5,647	4,648
Restructuring expense (benefit)	713	(82)	1,652	1,881
Global ERP system implementation and other costs	—	285	485	3,395
Other non-core (benefit) expense	(84)	550	(94)	550

Adjusted EBITDA	$23,417	$25,016	$94,960	$100,157

Adjusted EBITDA as a percent of Revenue
A reconciliation of adjusted EBITDA as a percent of revenue to GAAP net (loss) income as a percent of revenue for the three and twelve months ended June 30, 2020 and 2019 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019

GAAP net (loss) income as a percent of revenue	(3%)	3%	(2%)	2%

Adjustments:
Other expense (income) and pension adjustments	2%	(6%)	1%	(1%)
Income tax provision (benefit)	0%	3%	0%	(1%)
Depreciation and amortization	7%	6%	6%	6%
Amortization of acquisition-related intangible assets	4%	5%	5%	5%
Stock-based compensation plan expense	10%	9%	10%	10%
Acquisition and integration-related expenses	1%	2%	1%	1%
Restructuring expense	0%	0%	0%	1%
Global ERP system implementation and other costs	0%	0%	0%	1%
Other non-core expense	0%	1%	0%	0%

Adjusted EBITDA as a percent of revenue	21%	23%	21%	24%

About Bottomline
Bottomline (NASDAQ: EPAY) makes complex business payments simple, smart, and secure. Corporations and banks rely on Bottomline for domestic and international payments, efficient cash management, automated workflows for payment processing and bill review, and state of the art fraud detection, behavioral analytics and regulatory compliance solutions. Thousands of corporations around the world benefit from Bottomline solutions. Headquartered in Portsmouth, NH, Bottomline delights customers through offices across the U.S., Europe, and Asia-Pacific. For more information visit www.bottomline.com.
In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and non-GAAP to GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.
Cautionary Language
This press release and our responses to questions on our conference call discussing our quarterly results may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, achieve financial goals, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “likely,” “should,” “may,” “believes,” “plans,” “anticipates,” “expects,” “forecasts,” “look forward”, “opportunities,” “confident”, “trends,” “future,” “estimates,” “targeted” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions, and including the potential effects of the COVID-19 pandemic on any of the foregoing. For additional discussion of factors that could impact Bottomline Technologies' operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2019 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Statements about the effects of the current and near-term market and macroeconomic environment on Bottomline, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties that are subject to change based on various important factors (some of which are beyond Bottomline’s control), including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Bottomline, our customers and third parties. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements to reflect events or circumstances after today’s date or to reflect the occurrence of unanticipated events.

Media Contact:
Rick Booth
Bottomline Technologies
603.501.6270
rbooth@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Subscriptions	$87,728	$79,075	$339,410	$295,633
Software licenses	1,176	2,410	8,098	16,389
Service and maintenance	21,088	25,848	91,706	105,895
Other	647	908	3,007	4,045

Total revenues	110,639	108,241	442,221	421,962

Cost of revenues:
Subscriptions	35,533	32,823	136,417	127,467
Software licenses	128	256	528	923
Service and maintenance	11,439	13,116	49,955	51,168
Other	523	700	2,186	3,161
Total cost of revenues	47,623	46,895	189,086	182,719

Gross profit	63,016	61,346	253,135	239,243

Operating expenses:
Sales and marketing	26,383	24,493	106,429	95,265
Product development and engineering	18,391	17,097	73,019	67,364
General and administrative	14,909	13,255	56,749	52,199
Amortization of acquisition-related intangible assets	5,086	5,527	20,370	21,336
Total operating expenses	64,769	60,372	256,567	236,164

(Loss) income from operations	(1,753)	974	(3,432)	3,079

Other (expense) income, net	(1,704)	6,149	(3,969)	3,815

(Loss) income before income taxes	(3,457)	7,123	(7,401)	6,894
Income tax benefit (provision)	454	(3,566)	(1,828)	2,538

Net (loss) income	$(3,003)	$3,557	$(9,229)	$9,432

Net (loss) income per share:
Basic	$(0.07)	$0.09	$(0.22)	$0.23
Diluted	$(0.07)	$0.09	$(0.22)	$0.23

Shares used in computing net (loss) income per share:
Basic	42,078	41,214	41,770	40,612
Diluted	42,078	41,813	41,770	41,691

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	June 30,
	2020	2019
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$205,041	$99,705
Cash and cash equivalents, held for customers	6,304	5,637
Accounts receivable	69,970	77,285
Other current assets	28,328	30,434

Total current assets	309,643	213,061

Property and equipment, net	67,155	54,541
Operating lease right-of-use assets, net	24,712	—
Goodwill and intangible assets, net	359,824	374,450
Other assets	31,803	27,177

Total assets	$793,137	$669,229

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,422	$10,947
Accrued expenses and other current liabilities	48,198	33,945
Customer account liabilities	6,304	5,637
Deferred revenue	82,074	75,097

Total current liabilities	149,998	125,626

Borrowings under credit facility	180,000	110,000
Deferred revenue, non-current	13,959	17,062
Operating lease liabilities, non-current	20,670	—
Deferred income taxes	8,656	10,345
Other liabilities	27,520	26,819

Total liabilities	400,803	289,852

Stockholders' equity
Common stock	48	47
Additional paid-in-capital	764,906	721,438
Accumulated other comprehensive loss	(48,675)	(43,593)
Treasury stock	(143,333)	(127,095)
Accumulated deficit	(180,612)	(171,420)

Total stockholders' equity	392,334	379,377

Total liabilities and stockholders' equity	$793,137	$669,229